As filed with the Securities and Exchange Commission on July 6, 2004

Registration No. 333-110625

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	3760	52-1893632
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Dedman

Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Glenn C. Campbell

King & Spalding LLP

1730 Pennsylvania Ave., N.W.

Washington, D.C. 20006

(202) 737-0500

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Guarantee by Lockheed Martin Corporation of 8% Senior Subordinated Notes due 2011 issued by The Titan Corporation	—	—	—

(1)	The Guarantee related to $200,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2011 issued by The Titan Corporation.
(2)	No separate fee was paid in respect of the Guarantee by Lockheed Martin. The fee on the 8% Senior Subordinated Notes due 2011 was paid by The Titan Corporation.

Explanatory Note:

On November 20, 2003, Lockheed Martin Corporation (“Lockheed Martin”) filed a Registration Statement on Form S-4 (Registration No. 333-110625) to register its Guarantee of the 8% Senior Subordinated Notes due 2011 (the “Notes”) being issued by The Titan Corporation (“Titan”). At the time of the filing of the Registration Statement, Lockheed Martin and Titan were parties to a merger agreement pursuant to which Titan was to merge with a wholly owned subsidiary of Lockheed Martin (the “Merger”). Under the terms of the Registration Statement, the guarantee by Lockheed Martin of the Notes was contingent on the consummation of the Merger. On February 9, 2004, Lockheed Martin amended the Registration Statement.

On June 26, 2004, Lockheed Martin announced that it had terminated its merger agreement with Titan and, accordingly, the Merger will not be consummated. This Post Effective Amendment No. 1 to the Registration Statement hereby deregisters the Lockheed Martin Guarantee that would have been effected upon consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on July 6, 2004.

LOCKHEED MARTIN CORPORATION

By:	/s/ RAJEEV BHALLA
Rajeev Bhalla
Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Vance D. Coffman	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2004

* Christopher E. Kubasik	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 6, 2004

/s/ RAJEEV BHALLA Rajeev Bhalla	Vice President and Controller (Principal Accounting Officer)	July 6, 2004

The Registration Statement has also been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

E.C. Aldridge, Jr.*	Frank Savage*
Nolan D. Archibald*	Anne Stevens*
Norman R. Augustine*	Robert J. Stevens*
Marcus C. Bennett*	James R. Ukropina*
Vance D. Coffman*	Douglas C. Yearley*
Gwendolyn S. King*
Douglas H. McCorkindale*
Eugene F. Murphy*
Joseph W. Ralston*

*By:	/s/ DAVID A. DEDMAN	July 6, 2004
David A. Dedman
(Attorney-in-fact**)

**By authority of Powers of Attorney previously filed with this Registration Statement.

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